                                                               FILE NO. 33-38879
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED MARCH 24, 1994)
                (TO PROSPECTUS SUPPLEMENT DATED MARCH 29, 1994)

                                     PROSPECTUS NUMBER: 1288
                                     DATED: OCTOBER 31, 1995


                           MERRILL LYNCH & CO., INC.
                               MEDIUM-TERM NOTES



BASE RATE:                Fed Funds (prior day H15)


INDEX MATURITY:           One day


MATURITY DATE:            November 3, 1997


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   0.250%
                          (plus twenty-five basis points)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Daily, using one business day prior


INTEREST PAYMENT DATES:   3rd of February, May, August and November, commencing February 3, 1996, through Maturity Date, subject to modified following business day convention


INITIAL INTEREST RATE:    TBD November 3, 1995


FORM:                     Book-entry






     On April 24, 1995, the Company increased to $11,150,000,000 the aggregate principal amount of Medium- Term Notes, Series B authorized to be issued pursuant to the attached Prospectus Supplement and supplements related thereto. Such amount represents an increased authorization of $2,500,000,000. As of March 31, 1995, the Company had issued and outstanding Notes in an aggregate principal amount of approximately $5,566,708,000.